Exhibit 99.1

Dakota Territory Announces Technical Report for the Blind Gold Project

Report Validates Exploration Potential in Prolific Gold District

Reno, Nevada, June 27, 2013 -- Dakota Territory Resource Corp (OTCQB: DTRC) ("Dakota Territory" or the "Company") is pleased to announce that a technical report prepared to the standard and in the form of National Instrument 43-101 Standards of Disclosure for Mineral Projects ("the Report") titled “Technical Report on the Blind Gold Project, Maitland Mining District, Lawrence County, South Dakota” has been prepared for the Company by Brian Leslie Cole, P. Geo., and Amer Smailbegovic, Ph.D., CPG., each of whom is a Qualified Person under National Instrument 43-101.

The Company commissioned the authors to perform due diligence upon the available data pertinent to the Blind Gold Project and Blind Gold Property, prepare a summary descriptive report and express opinion as to the veracity of the available data and the project’s mineral potential.

The independent review of the historical, scientific and technical information gathered, as well as direct observations made during a 6-day property visit have established that:

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The Property is located in the center of a region of long-lived tectonic, volcanic, and hydrothermal activity.

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The project area is surrounded by important past producing gold and silver mining districts.

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The extension of the Homestake iron-formation host is continuous from the Homestake Mine to the Blind Gold Property.

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The Property is located within the productive northwest-trending structural corridor that contains the Homestake Mine and significant repeated iron formation gold deposition at the "North Drift" discovery site 2 miles north of the Homestake Mine.

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The formation of Tertiary-aged gold-silver replacement deposits is generally dependent on fault and fracture systems necessary to the transportation of mineralizing fluids and proximity to the preferential intrusive bodies, both of which are present at the Blind Gold Property.

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Significant Tertiary-aged alteration/mineralization occurs across the Property in the Deadwood formation and Pahasapa limestone.

The authors further concluded that the science and reasoning to explore the Blind Gold Project area for blind Homestake-type and Tertiary age deposits are sound.   An exploration program has recommended geophysical and geochemical surveys that would help constrain the target areas within the Property and a 15,000 foot ("ft") diamond drill program to further define and extend the known mineralized Homestake iron-formation that was discovered at the southwest corner of the Blind Gold Property by Homestake’s drill programs of the 1990’s.

A copy of the Report is available on the Company’s website at www.dakotatrc.com.  Dakota Territory Resource Corp is not a reporting issuer in Canada and its Securities are not listed on any Canadian Exchange.  The Report will therefore not be filed with SEDAR (the System for Electronic Document Analysis and Retrieval), which is the system used for electronically filing most securities related information with the Canadian securities regulatory authorities.

Brian L Cole, P. Geo., has reviewed the technical disclosure contained in this news release and is a Qualified Person independent of the Company.

About Dakota Territory Resource Corp

Dakota Territory Resource Corp. is a Nevada Corporation with offices located at Reno, Nevada.  Dakota Territory is committed to creating shareholder value through the acquisition and responsible exploration and development of high caliber gold properties in the Black Hills of South Dakota.

In terms of total historic US gold production, the Black Hills ranks second only to the Carlin District of northeast Nevada, with the gold production of the Black Hills concentrated in a 100 square mile area known as the Homestake District.  Dakota Territory maintains 100% ownership of three mineral properties including the Blind Gold, City Creek and Homestake Paleoplacer Properties, all of which are located in the heart of the Homestake District and cover a total of approximately 2,466 acres. The Blind Gold Property is located approximately 4 miles northwest and on structural trend with the historic Homestake Gold Mine. Through its 125 year production history, the Homestake Gold Mine produced approximately 40 million ounces of gold and is the largest iron-formation-hosted gold deposit in the world.

In the 1980′s and 1990′s Homestake Mining Company undertook a $70 million exploration program managed by Richard Bachman, president and chief executive officer of Dakota Territory that was focused primarily on the search for a repeat of the Homestake Mine. This program successfully discovered significant new gold mineralization beyond the confines of the producing mine, demonstrating repeatability and the potential for additional gold deposits in the Homestake iron-formation host.  This program also proved the continuous extension of the Homestake iron-formation to a distance of approximately 4 miles from the producing mine and under the Blind Gold Property.

Dakota Territory is uniquely positioned by the experience of its management team in the Homestake District to leverage the extensive exploration efforts of the past.   For more information on Dakota Territory please visit the Company's website at http://DakotaTRC.com/.

Investor Relations

Investor Relations Contact: For more information, please contact Constellation Asset Advisors, Inc. (415) 524-8500

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce.  Our property currently does not contain any known proven or probable ore reserves under SEC reporting standards.  Our reference above to the various formations and mineralization believed to exist in our property as compared to historical results and estimates from other property in the district is illustrative only for comparative purposes and is no indication that similar results will be obtained with respect to our property.  U.S. investors are urged to consider closely the disclosure in our latest reports filed with the SEC.  You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: adverse economic conditions, competition, adverse federal, state and local government regulation, inadequate capital, inability to carry out research, development and commercialization plans, loss or retirement of key executives and other specific risks. To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Readers are advised to review our filings with the Securities and Exchange Commission that can be accessed over the Internet at the SEC's website located at http://www.sec.gov.